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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 1, 2001 (April 24, 2001)
                                                  ------------------------------


                                OROAMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                    0-21862                  94-2385342
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


443 NORTH VARNEY STREET, BURBANK, CALIFORNIA                          91502
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (818) 848-5555
                                                     ---------------------------



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ITEM 5.        OTHER EVENTS.

        OroAmerica, Inc., a Delaware corporation ("OroAmerica"), has entered into an Agreement and Plan of Merger dated as of April 24, 2001 (the "Merger Agreement") with Aurafin LLC, a Delaware limited liability company ("Aurafin"), and Bentley Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Aurafin ("Bentley").

        Under the terms of the Merger Agreement, OroAmerica will be merged with and into Bentley, and the separate corporate existence of OroAmerica will thereupon cease. Each share of common stock of OroAmerica that is issued and outstanding immediately before the date and time when the merger becomes effective (the "Effective Time") shall be converted into and represent the right to receive $14.00 in cash. The $14.00 per share price is subject to reduction to the extent the total professional fees and expenses paid by OroAmerica in the merger exceed $1.5 million. The merger is contingent upon Aurafin's consummating financing for the merger price and for the credit and capital needs of the combined companies, clearance under the Hart Scott Rodino Antitrust Improvements Act of 1976, approval by a majority of OroAmerica's stockholders, and other customary conditions for a transaction of this type. The Merger Agreement provides for OroAmerica to call a special meeting of its stockholders as soon as practicable after the execution of the Merger Agreement.

        In conjunction with the Merger Agreement, OroAmerica also entered into an Escrow Agreement with Aurafin and Wells Fargo Bank Minnesota, National Association, dated as of April 24, 2001 (the "Escrow Agreement"), pursuant to which Aurafin agreed to place $3 million in an escrow account for the purpose of ensuring payment of the termination fee, if any, payable by Buyer to the Company pursuant to Section 5.3(a) of the Merger Agreement. In addition, Guy Benhamou, a director, officer and significant stockholder of OroAmerica, and Aurafin entered into a Voting Agreement dated as of April 24, 2001 (the "Voting Agreement"), pursuant to which Mr. Benhamou agreed to vote his shares in favor of the adoption of the Merger Agreement at the special meeting of the stockholders. Mr. Benhamou will also enter into a Non-Competition Agreement with Aurafin as of the Effective Time, as well as an Employment Agreement. Forms of the Voting Agreement, the Escrow Agreement, the Non-Competition Agreement and the terms of the Employment Agreement are attached as exhibits A, B, C and D, respectively, to the Merger Agreement.

        A copy of the Merger Agreement and the exhibits thereto are attached as
Exhibit 2.1 to this Form 8-K. The foregoing summary is qualified in its entirety by reference to this exhibit.



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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

  (a)-(b)      Not Applicable.

      (c)      Exhibits.

               2.1 Agreement and Plan of Merger among OroAmerica, Inc., Aurafin LLC and Bentley Acquisition LLC, dated as of April 24, 2001.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   OROAMERICA, INC.

Date: May 1, 2001                                  By:  /s/ Shiu Shao
                                                   -----------------------------
                                                   Shiu Shao
                                                   Chief Operating Officer,
                                                   Chief Financial Officer,
                                                   Vice President and Director